UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2018 (March 20, 2018)

RXi PHARMACEUTICALS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 20, 2018, management of RXi Pharmaceuticals Corporation (the “Company”) and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) determined that the Company’s interim financial statements for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 (collectively, the “Prior Periods”), previously issued by the Company should no longer be relied upon. The adjustment described below and contained in the restated interim financial statements for the Prior Periods is a non-cash charge, did not affect previously reported net loss or operating cash flows and had no impact on the Company’s balance sheet.

The Company’s management and the Audit Committee reached this determination based on the Company’s review of the tax-related impact of the Company’s acquisition of MirImmune Inc. The Company’s previously reported results for the Prior Periods did not include the contemplation of deferred taxes based on the different book basis and tax basis for the acquisition. The acquisition resulted in an increase of $1.6 million to acquired in-process research and development expense and a corresponding $1.6 million income tax benefit resulting from the reduction in the Company’s valuation allowance due to the deferred tax liability created as a result of the book and tax basis difference, which were not accounted for properly.

To correctly present the aforementioned issue, the Company’s interim financial statements for the Prior Periods have been restated in amendments to the Quarterly Reports on Form 10-Q for the Prior Periods, filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Company’s management, with the participation of the Company’s Chief Executive Officer and acting Chief Financial Officer, has also concluded that the internal control deficiencies specific to the aforementioned issue represent a “material weakness” in its internal control over financial reporting, and accordingly, the Company’s disclosure controls and procedures were not effective for the Prior Periods.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The Company has developed, and is currently implementing, a remediation plan for this material weakness. The Company will continue to execute its remediation plan, which includes, among other things, increased quarterly involvement of our third-party tax accountants and review of the Company’s tax accounting processes. The successful remediation of this material weakness will require review and evidence of the effectiveness of the related internal controls as part of the Company’s next quarterly evaluation of its disclosure controls and procedures as of March 31, 2018.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, BDO USA, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: March 26, 2018	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
Chief Executive Officer